EXHIBIT 8(y)

            FORM OF AMENDMENT TO PARTICIPATION AGREEMENT WITH SAFECO




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                                                                    EXHIBIT 8(y)

              AMENDMENT NO. 2 TO THE TRUST PARTICIPATION AGREEMENT

         The Trust Participation Agreement ("Amendment") that was entered into as of the 9th day of July 1997 by and SAFECO Resource Series Trust, an unincorporated business trust organized under the laws of the State of Delaware ("Trust"), SAFECO Asset Management Company, a Washington corporation ("Adviser"), and Indianapolis Life Insurance Company (successor in interest to IL Annuity and Insurance Company) ("Life Company"), a stock life insurance company organized under the laws of the State of Indiana, is hereby amended effective as of June 30, 2003, as follows:

1. All references to IL Annuity and Insurance Company are hereby changed to "Indianapolis Life Insurance Company" to reflect the statutory merger of IL Annuity and Insurance Company with and into its parent, Indianapolis Life Insurance Company.

2.       Article X is hereby deleted and replaced with the following Article X:

                               Article X. NOTICES
                                          -------

         Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such party set forth below or at such other address as such party may from time to time specify to the other party.

             If to Life Company:   Indianapolis Life Insurance Company
                                   555 South Kansas Avenue
                                   Topeka, Kansas 66603
                                   Attention:  Michael H. Miller, Vice President

                      and

                                   Ameritas Life Insurance Corp.
                                   5900 O Street
                                   Lincoln, Nebraska 68510
                                   Attention:  Debra Powell

             If to Trust:          SAFECO Resource Series Trust
                                   4333 Brooklyn Avenue, N.E.
                                   Seattle, Washington 98185
                                   Attention: Institutional Division

             If to Adviser:        SAFECO Asset Management Company
                                   4333 Brooklyn Avenue, N.E.
                                   Seattle, Washington 98185
                                   Attention: Institutional Division





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                  Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt.

3. Schedule A is hereby deleted and replaced with the attached Schedule A.

4. Schedule B is hereby deleted and replaced with the attached Schedule A

IN WITNESS WHEREOF, the parties have entered into this Amendment as of June 30, 2003.

SAFECO RESOURCE SERIES TRUST             SAFECO ASSET MANAGEMENT COMPANY

By:________________________________      By:________________________________

Name:______________________________      Name:______________________________

Title:_____________________________      Title:_____________________________

INDIANAPOLIS LIFE INSURANCE COMPANY

By:________________________________

Name:______________________________

Title:_____________________________





















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                                   SCHEDULE A


SAFECO Resource Series Trust - Portfolios
-----------------------------------------

Equity Portfolio

Growth Opportunities Portfolio





Indianapolis Life Insurance Company - Variable Contracts
--------------------------------------------------------

Visionary Choice Variable Annuity




















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                                   SCHEDULE B

SEPARATE ACCOUNTS AND SUB-ACCOUNTS                SELECTED PORTFOLIOS

ILICO Separate Account 1
------------------------

Safeco Resource Equity Portfolio Sub-Account      Equity Portfolio

Safeco Resource Growth Opportunities              Growth Opportunities Portfolio
Portfolio Sub-Account




















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